Exhibit (h)(8)

FEE AGREEMENT

June [  ], 2014

Robert W. Baird & Co. Incorporated
8000 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated June [ ], 2014 (the “Underwriting Agreement”), by and among Duff & Phelps Select Energy MLP Fund Inc. (the “Fund”), Virtus Alternative Investment Advisers, Inc. (the “Adviser”) and Duff & Phelps Investment Management Co. and each of the Underwriters named in Schedule I thereto, severally, with respect to the issue and sale of the Fund’s Common Shares (the “Offering”), as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1.     Fee. In consideration of your services relating to the sale and distribution of the Common Stock, the Adviser shall pay a fee to you in the aggregate amount of $[ ] (the “Fee”). The payment shall be made by wire transfer to the order of Robert W. Baird & Co. Incorporated. The Adviser acknowledges that the Fee is in addition to any compensation you earn in connection with your role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the services described above. In the event the Offering does not proceed, you will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to you pursuant to the terms of the Underwriting Agreement.

2.     Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof, except as provided in Section 3.

3.     Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4.     Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Adviser. In addition, nothing in this Agreement shall be construed to constitute you as the agent or employee of the Adviser or the Adviser as your agent or employee, and no party shall make any representation to the contrary. It is understood that you are engaged hereunder as an independent contractor solely to provide the services described above to the Adviser and that you are not acting as an agent or fiduciary of, and you shall not have any duties or liability to, the current or future partners or equity owners of the Adviser or any other third party in connection with your engagement hereunder, all of which are hereby expressly waived to the extent the Adviser have the authority to waive such duties and liabilities. Furthermore, the Adviser agrees that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

5.     Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6.     Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

7.     Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[END OF TEXT]

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This Agreement shall be effective as of the date first written above.

VIRTUS ALTERNATIVE INVESTMENT ADVISERS, INC.

By:
Name:
Title:

Agreed and Accepted:

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

Fee Agreement

Indemnification Agreement

June [ ], 2014

Robert W. Baird & Co. Incorporated
8000 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

In connection with the engagement of Robert W. Baird & Co. Incorporated (the “Broker-Dealer”) to assist the undersigned, Virtus Alternative Investment Advisers, Inc., together with its affiliates and subsidiaries (the “Company”), with respect to the matters set forth in the Fee Agreement dated June [ ], 2014 among the Company and the Broker-Dealer (the “Agreement”), in the event that the Broker-Dealer, any of its affiliates, each other person, if any, controlling the Broker-Dealer or any of its affiliates, their respective officers, current and former directors, employees and agents or the successors or assigns of any of the foregoing persons (the Broker-Dealer and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the Agreement (collectively, a “Proceeding”), the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including reasonably incurred fees and expenses of counsel to the Indemnified Parties, in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding, the Company will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent they are not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which they may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Broker-Dealer. The Company may participate at their own expense in the defense of any such action; provided, however, that counsel to the Company shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and their stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and their stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and their stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company and their stockholders and affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Broker-Dealer has been retained to perform services bears to the fees paid to the Broker-Dealer under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Broker-Dealer pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or their employees or other agents), on the one hand, or by the Broker-Dealer, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Broker-Dealer’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence, bad faith or willful misconduct of the Broker-Dealer in performing the services that are the subject of the Agreement.

Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligation of any party arising under or in connection with the Underwriting Agreement (as defined in the Agreement).

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE

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ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BROKER-DEALER OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY, THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Broker-Dealer’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

VIRTUS ALTERNATIVE INVESTMENT ADVISERS, INC.

By:
Name:
Title:

Agreed and Accepted:

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

Indemnification Agreement